UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

Knova Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30277	25-1647861

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Torre Avenue, Suite 350 Cupertino, CA	95014

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 863-5800

ServiceWare Technologies, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7. Regulation FD.

Item 7.01 Regulation FD Disclosure.

Knova Software, Inc. (“Knova”) is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. The Exhibit contains certain information about Knova, the service resolution management industry and its market opportunity. This information is being presented at meetings with investors or is otherwise being made available to interested parties.

The information in this Current Report on Form 8-K, including the information set forth in the Exhibits, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. As such, this information shall not be incorporated by reference into any of Knova’s reports or other filings made with the Securities and Exchange Commission.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, information contained in the Exhibit that does not constitute historical facts, including those statements that refer to Knova’s plans, prospects, expectations, strategies, intentions, hopes and beliefs and the expected benefits of the use of Knova’s products, are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions.

Important risk factors affecting Knova’s business generally may be found in our periodic reports and registration statements filed with the Securities and Exchange Commission at www.sec.gov. Knova does not undertake any obligation to update any of the forward-looking statements after the date of this Form 8-K.

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit No.	Description of Document
99.1	Investor Presentation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Knova Software, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2005	KNOVA SOFTWARE, INC.
	By:	/s/ Frank Lauletta
		Name:	Frank Lauletta
		Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Investor Presentation

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